TARPON COAST BANCORP, INC.
1490 Tamiami Trail
Port Charlotte, Florida 33948
(941) 629-8111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2004

     Notice is hereby given that the 2004 Annual Meeting of Shareholders of Tarpon Coast Bancorp, Inc. (the “Company”) will be held at the Best Western Waterfront Hotel, 300 Retta Esplanade, Punta Gorda, Florida 33950, on Monday, April 26, 2004, at 5:00 P.M. (“Annual Meeting”), for the following purposes:

     1. Elect Directors. To elect three directors to serve until the Annual Meeting of Shareholders in 2007.

     2. Other Business. To transact such other or further business as may properly come before the 2004 Annual Meeting and any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 8, 2004, are entitled to notice of and to vote at the 2004 Annual Meeting or any adjournment or postponement thereof. All shareholders, whether or not they expect to attend the 2004 Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy to American Stock Transfer & Trust Company in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the 2004 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS April 1, 2004

Lewis S. Albert Chairman & Chief Executive Officer	Todd H. Katz Vice Chairman & President

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY
TO AMERICAN STOCK TRANSFER & TRUST COMPANY IN THE ENVELOPE PROVIDED WHETHER OR
NOT YOU PLAN TO ATTEND THE 2004 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU
MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR
PROXY.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF
TARPON COAST BANCORP, INC.
TO BE HELD ON
APRIL 26, 2004

INTRODUCTION

General

     This Proxy Statement is being furnished to the shareholders of Tarpon Coast Bancorp, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the outstanding shares of the $.01 par value common stock of the Company (“Company Common Stock”) for use at the Annual Meeting of Shareholders of the Company to be held on Monday, April 26, 2004, and at any adjournment or postponement thereof (“2004 Annual Meeting”). The 2004 Annual Meeting is being held to (i) elect three directors to serve until the Annual Meeting of Shareholders in 2007, and (ii) transact such other or further business as may properly come before the 2004 Annual Meeting and any adjournment or postponement thereof. The Board of Directors of the Company knows of no other business that will be presented for consideration at the 2004 Annual Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated April 1, 2004, and it and the accompanying notice and form of proxy are first being mailed to the shareholders of the Company on April 1, 2004.

     The principal executive offices of the Company are located at 1490 Tamiami Trail, Port Charlotte, Florida 33948. The telephone number of the Company at such offices is (941) 629-8111.

Record Date, Solicitation and Revocability of Proxies

     The Board of Directors of the Company has fixed the close of business on March 8, 2004, as the record date for the determination of Company shareholders entitled to notice of and to vote at the 2004 Annual Meeting. Accordingly, only holders of record of shares of Company Common Stock at the close of business on such date will be entitled to vote at the 2004 Annual Meeting. At the close of business on such date, there were 1,182,151 shares of the Company Common Stock outstanding and entitled to vote held by 829 shareholders of record. Holders of the Company Common Stock are entitled to one vote on each matter considered and voted upon at the 2004 Annual Meeting for each share of Company Common Stock held of record at the close of business on March 8, 2004. The affirmative vote of the holders of a majority of shares of Company Common Stock represented and entitled to vote at the 2004 Annual Meeting at which a quorum is present is required for approval of each matter submitted to a vote of shareholders.

Shares of the Company Common Stock represented by a properly executed proxy, if such proxy is received prior to the vote at the 2004 Annual Meeting and not revoked, will be voted at the 2004 Annual Meeting in accordance with the instructions indicated in such proxy.

     IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF THE COMPANY COMMON STOCK WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE COMPANY OF THE THREE NOMINEES LISTED BELOW, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE 2004 ANNUAL MEETING.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the 2004 Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Secretary of the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the 2004 Annual Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

     A copy of the 2003 Annual Report to Shareholders, including financial statements for the year ended December 31, 2003, accompanies this Proxy Statement.

ELECTION OF DIRECTORS

General

     The 2004 Annual Meeting is being held to elect three directors of the Company to serve three-year terms of office. The Board of Directors of the Company is divided into three classes, with the terms of office of the classes ending in successive years. The terms of directors of Class I expire at the 2004 Annual Meeting. Accordingly, the three members of Class I are standing for re-election to a three-year term expiring at the Annual Meeting of Shareholders in 2007.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the three nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE THREE NOMINEES LISTED BELOW.

     The following table sets forth the name of each nominee or director continuing in office of the Company; a description of his or her position and offices with the Company other than as a director, if any; a brief description of his or her principal occupation and business experience during at least the last five years; and certain other information including the director’s age and the number of shares of Company Common Stock beneficially owned by the director on March 8, 2004. Each of the following individuals is also serving as a director of Tarpon Coast National Bank (the “Bank”), which is a wholly owned subsidiary of the Company. For information concerning membership on committees of the Board of Directors, see “ELECTION OF DIRECTORS — Information About the Board of Directors and Its Committees.”

Amount, Percentage
and
Nominee or Director		Nature of Beneficial
Continuing in Office	Information About	Ownership
and Year First Elected	Nominee or Director	of Company
a Director	Continuing in Office	Common Stock(1)
NOMINEES FOR DIRECTORS
CLASS I
Term Expires Annual Meeting 2004
James C. Brown 1997	Mr. Brown has been the President and owner of Miami-Valley Ready Mix of Florida, a concrete manufacturing company headquartered in Port Charlotte, since 1982. Mr. Brown is 64.	17,190 (2) 1.3%

Gina D. Hahn 1997	Mrs. Hahn has served as Vice President of Jewel Equities Corp, a real estate development company she started with her husband, since 1972. She is the mother-in-law of Mr. Katz. Mrs. Hahn is 72.	24,390 (3) 1.8%

Larry A. Tenbusch 1997	Mr. Tenbusch has been the President of Tenbusch Construction, a residential home builder, since 1983. Mr. Tenbusch is 48.	10,084 (4) *

MEMBERS OF THE BOARD OF DIRECTORS
CONTINUING IN OFFICE

CLASS II
Term Expires Annual Meeting 2005

Lewis S. Albert 1997	Mr. Albert has served as Chairman and CEO of the Company and the Bank since 1997. Prior to organizing the Company, Mr. Albert was Senior Vice President and Chief Financial Officer of Southwest Banks, Inc, a multi-bank holding company from 1993 to 1997. Mr. Albert is 51.	30,389 (5) 2.3%

Mark O. Asperilla 1997	Dr. Asperilla is a practicing physician who has directed Mark O. Asperilla, M.D., P.A. in Port Charlotte since 1992. Dr. Asperilla is 49.	16,068 (6) 1.2%
Gerald P. Flagel 1997	Mr. Flagel is an attorney and certified public accountant who has offered financial consulting as Gerald P. Flagel & Associates, P.A. in Naples, Florida since 1990. Mr. Flagel is 67.	16,780 (7) 1.3%

CLASS III
Term Expires Annual Meeting 2006

James R. Baker 1997	Mr. Baker is retired from J&J Baker Enterprises a bio-solids management operations company based in Punta Gorda which he founded in 1984. Mr. Baker is 66.	13,390 (8) 1.0%

Billie A. Barger 1997	Mr. Barger has 54 years of banking experience and has been a partner and the President of Bar-Ton of Pinellas, Inc., the owner of a service station/food mart since 1989. Mr. Barger is 76.	1,338 (9) *

Todd H. Katz 1997	Mr. Katz has served as Vice Chairman and President of the Company and the Bank since 1997. Prior to organizing the Company, Mr. Katz served as General Counsel of Southwest Banks, Inc, a multi-bank holding company from 1993 to 1997. Mr. Katz is 38.	34,486 (10) 2.6%

     (1) Information relating to beneficial ownership of Company Common Stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, nominees and directors continuing in office are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as otherwise indicated in the notes to this table, directors possessed sole voting and investment power as to all shares of Company Common Stock set forth opposite their names.

     (2) Includes 3,390 shares, which Mr. Brown has the right to acquire pursuant to presently exercisable stock warrants.

     (3) Includes 3,390 shares which Mrs. Hahn has the right to acquire pursuant to presently exercisable stock warrants.

     (4) Includes 2,034 shares, which Mr. Tenbusch has the right to acquire pursuant to presently exercisable stock warrants.

     (5) Includes 18,000 shares, which Mr. Albert has the right to acquire pursuant to presently exercisable stock options.

     (6) Includes 4,068 shares, which Dr. Asperilla has the right to acquire pursuant to presently exercisable stock warrants.

     (7) Includes 6,780 shares, which Mr. Flagel has the right to acquire pursuant to presently exercisable stock warrants.

     (8) Includes 3,390 shares, which Mr. Baker has the right to acquire pursuant to presently exercisable stock warrants.

     (9) Includes 338 shares, which Mr. Barger has the right to acquire pursuant to presently exercisable stock warrants.

     (10) Includes 18,000 shares, which Mr. Katz has the right to acquire pursuant to presently exercisable stock options.

(*) Denotes less than 1.0 % ownership.

Information About the Board of Directors and Its Committees

     The Board of Directors of the Company held four meetings during the year ended December 31, 2003. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of the committees of the Board on which they serve. The Company’s Board of Directors presently has three committees, the Nominating, Compensation and Audit Committees.

     Certain information regarding the functions of the Nominating and Audit Committees, their membership, and the number of meetings held during 2003 follows below under separate headings. The Compensation Committee met one time in 2003 and is made up of Messrs. Baker and Flagel, and Dr. Asperilla, who acted as Chairman.

     The Company and the Bank paid fees to the non-officer directors who actually attended the meetings at the rate of $250 for each of the four quarterly Company meetings and $500 per monthly Bank meeting.

Nominating Committee

Director Nomination
     The Company has established a Nominating Committee of the Board of Directors consisting of the full board, all of whom are independent directors as defined under the rules of the National Association of Securities Dealers. The Committee held one meeting during 2003.

     The nominating committee of the Board of Directors has the exclusive right to recommend candidates for election as directors to the Board. Board candidates will be considered based upon various criteria, such as their broad-based business and professional skills and experience, business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, a director must be willing to apply sound and independent business judgment, be aware of a director’s vital part in the Company’s good corporate citizenship and corporate image, have sufficient time available for meetings and consultation on Company matters, and be willing to assume broad, fiduciary responsibility. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The nominating committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders. The Committee is directed by the Nominating Committee Charter which is attached to this proxy as Exhibit A.

Process for Identifying and Evaluating Nominees
The nominating committee’s process for identifying and evaluating nominees is as follows: in the case of incumbent directors whose terms of office are set to expire, the nominating committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, the level of participation, the quality of performance, and the transactions of such directors with the Company during their term. In the case of new director candidates, the committee first determines whether the nominee is independent for Nasdaq purposes and meets the criteria set forth above. The nominating committee also may use its network of contacts to compile a list of potential candidates. The committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

Shareholder Nominations
The nominating committee will consider director candidates recommended by shareholders provided the procedures set forth below are followed by the shareholders in submitting recommendations. The nominating committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Process for Shareholders to Submit Nominations
Nominations other than those made by the nominating committee shall be made in writing and shall be delivered to the President of the Company at the principal executive offices of the Company not later than the close of business on the 120 day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. Such nomination and notification shall contain the following information to the extent known to the notifying shareholder:

(a) the names and addresses of the proposed nominee or nominees;

(b) the principal occupation of each proposed nominee;

(c) the total number of shares that to the knowledge of the notifying or nominating shareholders will be voted for each of the proposed nominees;

(d) the name and residence address of each notifying or nominating shareholder;

(e) the number of shares owned by the notifying or nominating shareholder;

(f) the consent of the proposed nominee to serve, if elected; and

(g) all information relating to each nominee and nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules thereunder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the judges of election shall disregard all votes cast for such nomination.

Shareholder Communications with the Board of Directors
Shareholders may communicate with the Board of Directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Tarpon Coast Bancorp, Inc., at 1490 Tamiami Trail, Port Charlotte, Florida

33948, attention: President and Vice Chairman. All communications to the President and Vice Chairman will be distributed to each member of the Board.

Director Annual Meeting Attendance
It is the Company’s policy that the directors who are up for election at the annual meeting are not required to attend such annual meeting.

Audit Committee

     The Company has established an Audit Committee of the Board of Directors consisting of Messrs. Baker and Flagel and Dr. Asperilla, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers. The Board of Directors has determined that Mr. Flagel qualifies as an “Audit Committee Financial Expert.” The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors.

     The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as the Company’s independent accountants. The Audit Committee reviews the Company’s financial statements and internal accounting policies and controls; reviews with the independent accountants the scope of their engagement and all material matters relating to financial reporting and accounting procedures of the Bank; as members of the Board of Directors, reviews at regular meetings of the Board loan portfolio information, with particular attention given to classified loans, loans past due, non-performing loans and trends regarding the same; and reviews reports of examination by regulatory authorities. The Audit Committee also, as appropriate, reviews, evaluates, discusses and consults with Company management, the Company internal audit personnel and the independent accountants regarding the following:

•	plan for, and the independent accountants’ report on, each audit of the Company’s financial statements

•	changes in the Company’s accounting practices, principles, controls or methodologies, or in the Company’s financial statements, and recent developments in accounting rules

This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. The Committee took a number of steps in making this recommendation for 2003. First, the Audit Committee discussed with the Company’s independent auditors, those matters that the auditors communicated to the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit

Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the auditor’s independence with the auditors and received a letter from the auditors regarding independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the auditor’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and the auditors, the Company’s audited consolidated financial statements as of, and for the year ended, December 31, 2003. Based on the discussions with the auditors concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s Annual Report on Form 10-K include these financial statements.

Audit Committee

      Mark O. Asperilla, M.D.
     James R. Baker
     Gerald P. Flagel, Audit Committee Chairman

Executive Officers

     The following lists the executive officers of the Company, all positions held by them in the Company, including the period each such position has been held, a brief account of their business experience during the past five years and certain other information including their ages. Executive officers are appointed annually at the organizational meeting of the Board of Directors, which precedes the Company’s annual meeting of shareholders, to serve until a successor has been duly elected and qualified or until his death, resignation, or removal from office. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

Name and Position
Held in the Company	Information About Executive Officer
Lewis S. Albert Chairman and Chief Executive Officer	Mr. Albert has served as Chairman and Chief Executive Office of the Company and the Bank since their organization in 1997 and 1998, respectively. Prior to working full time organizing the Company, Mr. Albert served as Senior Vice President and Chief Financial Officer of Southwest Banks, Inc, a multi-bank holding company from 1993 to 1997. Mr. Albert is 51.

Todd H. Katz Vice Chairman and President	Mr. Katz has served as Vice Chairman and President of the Company and the Bank since their organization in 1997 and 1998, respectively. Prior to working full time organizing the Company, Mr. Katz served as General Counsel of Southwest Banks, Inc, a multi-bank holding company from 1993 to 1997. Mr. Katz is 38.

George E. Cline III Senior Vice President and Chief Financial Officer	Mr. Cline has served as Senior Vice President and Chief Financial Officer of the Company since February 1998 and Senior Vice President, Chief Financial Officer and Cashier of the Bank since June 1998. Prior to then, Mr. Cline served as Senior Vice President and Chief Financial Officer of Rutland Bank in St. Petersburg, Florida. Mr. Cline is 59.

Management Stock Ownership

     As of March 8, 2004, based on available information, all directors and officers of the Company as a group (ten persons) beneficially owned 171,115 shares of Company Common Stock, which constituted 12.7% of the number of shares outstanding at that date.

Executive Compensation and Benefits

     The following table sets forth all cash compensation for the Company’s Chief Executive Officer and President for services to the Company in 2003. Messrs. Albert and Katz were the only officers who received more than $100,000 in compensation during 2003.

SUMMARY COMPENSATION TABLE

			Long Term Compensation
	Annual Compensation				Awards		Payouts
Name
And				Other (1)	Restricted
Principal				Annual	Stock	Options/	LTIP	All Other
Position	Year	Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation (2)

Lewis S. Albert	2003	$140,500	-0-	$4,400	-0-	-0-	-0-	$4,740
Chairman and Chief	2002	$125,400	-0-	$6,498	-0-	-0-	-0-	$3,762
Executive Officer	2001	$112,000	-0-	$4,611	-0-	-0-	-0-	$3,360
Officer of the Bank
Todd H. Katz	2003	$140,250	-0-	$3,600	-0-	-0-	-0-	$4,740
Vice Chairman and	2002	$125,400	-0-	$3,140	-0-	-0-	-0-	$3,762
President of the Bank	2001	$112,000	-0-	$2,225	-0-	-0-	-0-	$3,360

(1)	Represents club membership.

(2)	Represents amounts contributed by the Bank to accounts in the Section 401(k) Plan.

The Company has an Officer and Employee Stock Option Plan and an Organizers’ Warrant Plan under which shares of its Common Stock are issuable, each of which was previously approved by Company shareholders. The following sets forth certain information regarding these Plans:

EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights (a)	and rights (b)	reflected in column (a))(c)
Equity compensation	213,943	$10.07	7,500
plans approved by security holders
Equity compensation	-0-	-0-	-0-
plans not approved by security holders
total	213,943	$10.07	7,500

Information on Benefit Plans and Policies

     Stock Option Plan. The Company has an Officers and Employees’ Stock Option Plan for its officers and employees (the “Plan”). The purpose of the Plan is to advance the interests of the Company by affording to the Company’s officers an opportunity to increase their proprietary interest in the continued growth and financial success of the Company. The Plan also reinforces the Company’s efforts to retain and attract highly competent individuals upon whose judgment, initiative, leadership, and continued efforts, the future viability and success of the Company in large measure depends.

     Under the Plan, 125,000 shares of Company Common Stock are reserved for issuance, subject to anti-dilution adjustments. Of this amount, as of March 8, 2004, options for 20,000 shares each at an exercise price of $10.00 were issued to Lewis S. Albert and Todd H. Katz and options for 10,000 shares each were issued to Lewis S. Albert and Todd H. Katz at an exercise price of $ 9.50. Options for 10,000 shares were issued to George E. Cline III, Senior Vice President and Chief Financial Officer at an exercise price of $10.00. The balance of the shares have been issued to various other officers of the Bank as part of their compensation and were issued to Company officers and employees as the Board of Directors in its discretion determined.

     Under the Plan, the Board of Directors may elect to make awards of both incentive stock options intended to meet the requirements of certain sections of the Internal Revenue Code of 1986, as amended, from time to time, and nonqualified stock options which do not meet such requirements.

     The Plan provides for the vesting of 10% of the total stock option award each year beginning with the year during which the option was granted. Of the 30,000 options granted each to Messrs. Albert and Katz, 18,000 are immediately exercisable. Any options not exercised within 10 years from the date of grant shall expire. If a participant ceases to be employed by the Company because of disability or death, the participant (or his estate as the case may be) may exercise options, which were exercisable upon such termination of employment for three months (in the case of retirement) and twelve months (in the case of disability or death) after such termination. If a participant ceases to be employed by the Company for any reason except death, disability or retirement, any option or options granted him or her under the Plan, which have not been exercised, shall be deemed cancelled. Upon any merger, combination, sale of substantially all of the assets of the Company, or a change of control of the Company (as defined in the Plan), all outstanding stock options become immediately exercisable, regardless of how many years have passed since the date of grant. No stock option may be transferred by an optionee otherwise then by will or the laws of descent and distribution, and such stock option is exercisable during the lifetime of the optionee, only by the optionee or a legal guardian or personal representative.

     The Plan is administered by a committee consisting of all members of the Board of Directors of the Company who (at the time they exercise discretion in making decisions under the Plan) are not, and have not at any time for one year prior thereto been, eligible to receive an option under the Plan. The Board of Directors, at the recommendation of Executive Management, determines, subject to the provisions of the Plan, which employees will receive options, the numbers of shares to be optioned to any employee, the date of grant of each option, and all other terms and conditions governing each option.

     The Board of Directors may at any time amend or terminate the Plan; however, without the approval of the shareholders of the Company, the Board may not amend the Plan to increase the aggregate number of shares for which options may be granted (except as may be necessary to adjust for certain antidilution events) or alter the class of persons eligible to receive options under the Plan. No amendment or termination of the Plan may, without the consent of the optionee, adversely affect the rights of any options with respect to an option or the unexercised portion thereof.

     There were no option grants in the last fiscal year to Messrs. Albert and Katz as of December 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
	Shares		Unexercised	in-the-Money
	Acquired		Options/SARs	Options/SARs
	On	Value	at FY-End (#)	at FY-End($)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable
Lewis S. Albert	0	0	18,000/12,000	$0/$0
Todd H. Katz	0	0	18,000/12,000	$0/$0

Employment Agreement. The Company has entered into Employment Agreements with Lewis S. Albert and Todd H. Katz. In 2003, a base annual salary of $158,000 was paid to each of Messrs. Albert and Katz; however, because the contract did not take effect until later in the year, less than the total base annual salary was paid to Messrs. Albert and Katz in 2003. This figure was $140,500 for 2003. The Agreements also include provisions for club memberships, disability insurance and life insurance policies in the amount of $200,000 each.

     New Agreements were executed with Messrs. Albert and Katz to cover the two-year period beginning January 1, 2004. Each Agreement terminates on December 31, 2005 and is terminable by the Company for “cause”, as defined in the Agreement at any time upon written notice to the executive. Generally, the Agreement also provides that (i) upon termination of the agreement for “cause”, the executive is entitled to salary and accrued and unpaid bonus amounts up to the date of such termination; (ii) upon termination of the Agreements “without cause”, the executive is entitled to a lump sum payment equivalent to 100% of the compensation received or due in the previous twelve months; and (iii) upon the death of the executive, the executive’s estate will be entitled to receive any accrued and unpaid salary at the date of death through the end of the month in which executive death occurred, plus an amount equal to 90 days salary. The Company also must provide the executive’s survivors with any benefits it provided the executive for such additional 90 day. The executive also will have been deemed to be terminated without cause if there is a change in control (as defined in the Agreement).

     Profit Sharing Plan. The Bank has adopted a 401(k) Profit Sharing Plan. Employees are eligible to participate after meeting certain length of service requirements. Each year, participants may elect to defer up to 20% of compensation instead of receiving that amount in cash. The Bank may contribute a matching amount up to half of the participant’s voluntary contribution, not to exceed 3%. Amounts deferred by participants are fully vested. Contributions by the Bank vest based on percentage amounts of 20% to 100% over two to six years of service.

Certain Transactions

     The Bank has outstanding loans to certain of its directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

OWNERSHIP OF EQUITY SECURITIES

     As of March 8, 2004, there were no shareholders known to the Company to be beneficial owners, as defined by rules of the Securities and Exchange Commission, of 5% or more of the outstanding shares of the Company Common Stock.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of shareholders of the Company intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before December 1, 2004, in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2004 Annual Meeting of Shareholders. Communications by shareholders to the Board may be sent to Todd H. Katz, Vice Chairman at the Company’s headquarters. In the case of communications which require the attention or input of other board members, the Vice Chairman will forward the communication to all or specific board members for their attention.

SECTION 16(a) REPORTING REQUIREMENTS

     Under Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company, and persons who beneficially own more than 10% of Company Common Stock, are required to make certain filings on a timely basis with the Securities and Exchange Commission. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, and on written representations from reporting persons concerning the necessity of filing a Form 5 — Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 2003, all filing requirements applicable to reporting persons were met.

INDEPENDENT PUBLIC ACCOUNTANTS

     Pursuant to recent amendments to the securities laws, the Audit Committee of the Board of Directors has the authority to select the independent public accountants to audit the consolidated financial statements of the Company for the current year ending December 31, 2003. On August 19, 2003, Tarpon Coast Bancorp, Inc. (the “Company”) reported under Form 8-K that, effective August 13, 2003, Hill, Barth and King LLC (“HBK”) had resigned as the Company’s independent accountants. In their letter of resignation, HBK indicated that they will not be registering with the Public Company Accounting Oversight Board as mandated by the Sarbanes-Oxley Act of 2002 and, accordingly, will be precluded from providing audit services to the Company for the years ending December 31, 2003 and beyond. At its meeting of August 18, 2003, the Board of Directors of the Company resolved to accept the resignation of HBK. At the same meeting the Board of Directors selected the accounting firm of Crowe Chizek and Company LLC as independent auditors for the Company for the 2003 fiscal year.HBK’s report on the financial statements for the Company for 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion nor was such report qualified or modified as to audit scope or accounting principle. During such calendar years and the subsequent interim period preceding the change in its accountants, there were no disagreements with the former accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreement or disagreements, if not resolved to the satisfaction of the former accountant, would have caused them to make a reference to the subject matter of the disagreement in connection with its report. The decision to dismiss HBK was recommended and approved by the Board of Directors of the Company. The Board anticipates that a representative of Crowe Chizek will be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

Fees Paid to the Independent Auditor

     The following sets forth information on the fees paid by the Company to HBK for 2002 and Crowe Chizek for 2003.

	2002	2003
Audit Fees	$48,856	$63,041
Audit-Related Fees	11,760	16,013
Tax Fees	4,055	8,000
Subtotal	64,671	87,054
All Other Fees	-0-	-0-
Total Fees	$64,671	$87,054
`

Services Provided by Crowe Chizek and Company, LLC

     All services rendered by Crowe Chizek are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. (The Audit Committee’s pre-approval policy with respect to non-audit services is shown as Appendix B to this proxy statement.) Pursuant to new rules of the SEC, the fees paid to Crowe Chizek for services are disclosed in the table above under the categories listed below.

1)	Audit Fees – These are fees for professional services perform for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-QSB filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)	Audit-Related Fees – These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: assurance services; and consulting on financial accounting/reporting standards.

3)	Tax Fees – These are fees for professional services performed by Crowe Chizek with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiary; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

4)	All Other Fees – These are fees for other permissible work performed by Crowe Chizek that does not meet the above category descriptions. Approximately 100% of this involves out of pocket expenses.

     These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core work of Crowe Chizek, which is the audit of the Company’s consolidated financial statements.

OTHER INFORMATION

Proxy Solicitation

     The cost of soliciting proxies for the 2004 Annual Meeting will be paid by the Company. In addition to solicitation by use of the mail, proxies may be solicited by directors, officers, and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made to furnish copies of proxy materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of the Company Common Stock. Such persons will be paid for reasonable expenses incurred in connection with such services.

Miscellaneous

     Management of the Company does not know of any matters to be brought before the 2004 Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the 2004 Annual Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board of Directors.

     Upon the written request of any person whose proxy is solicited by this Proxy Statement, the Company will furnish to such person without charge (other than for exhibits) a copy of the Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2003, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Written requests may be made to Tarpon Coast Bancorp, Inc. 1490 Tamiami Trail, Port Charlotte, Florida 33948, Attention: Todd H. Katz, Corporate Secretary.

Tarpon Coast Bancorp, Inc.
Exhibit A

CHARTER OF NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
(Originally adopted on February 23, 2004)

COMPOSITION

The Nominating Committee (the “Committee”) of the Board of Directors of Tarpon Coast Bancorp, Inc., a Florida corporation (the “Company”), shall consist of at least two (2) independent members of the Board of Directors of the Company (the “Board”).

Each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board and shall meet, as applicable, the standards for independence set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market (“Nasdaq”). The Board shall appoint the members of the Committee and the Committee chairperson. The Board may remove any Committee member at any time.

PURPOSE

The purpose of the Committee shall be to:

•	Identify, review and evaluate candidates to serve as directors of the Company and recommend director candidates to the Board.

•	Serve as a focal point for communication between candidates, non-committee directors and the Company’s management.

•	Determine whether existing directors should be re-nominated.

•	Make other recommendations to the Board regarding affairs relating to the directors of the Company.

OPERATING PRINCIPLES AND PROCESSES

In fulfilling its functions and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication - Regular and meaningful contact with the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is important for strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

•	Resources - The Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent legal counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources.

•	Meeting Agendas - Committee meeting agendas shall be the responsibility of the Committee chairperson with input from the Committee members and other members of the Board as well as, to the extent deemed appropriate by the chairperson, from members of senior management and outside advisors.

•	Committee Meeting Attendees - The Committee shall be authorized to require members of senior management and to request that outside counsel and other advisors attend Committee meetings.

•	Reporting to the Board of Directors - The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

•	Other Functions - The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

FUNCTIONS AND AUTHORITY

The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Florida Business Corporation Act, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities:

•	Criteria for Board Membership; Director Nominations - The Committee, in consultation with the Chairman of the Board, has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board, including consideration of any potential conflicts of interest. The Committee shall also have the primary responsibility, following the Board assessment provided for below, for evaluating, reviewing and considering the recommendation for nomination of current Directors for reelection to the Board. The selection of nominees for Director to be presented to the stockholders for election or reelection, and the selection of new Directors to fill vacancies and newly created directorships on the Board, shall be made by the full Board based on the recommendations of the Committee.

•	Board Assessment - The Committee shall periodically review, discuss and assess the performance of the Board, seeking input from senior management, the full Board and others. The assessment shall include evaluation of the performance of the members of the Board of Directors, individually and collectively, the Board’s contribution as a whole, specific areas in which the Board and/or management believe better contributions could be made, and overall Board composition and makeup, including whether it is desirable for each member of the Board to continue to serve on the Board based upon the designated functional needs of the Board. The factors to be considered shall include whether the Directors, both individually and collectively, can and do provide the skills and expertise appropriate for the Company. The Committee shall also consider and assess each Director’s satisfaction of the criteria established for Board membership or membership on any committee of the Board, including the independence of Directors and whether a majority of the Board continue to be independent from management, in both fact and appearance as well as within the meaning prescribed by SEC or Nasdaq. The results of such assessments shall be provided to the Board for further discussion as appropriate.

•	Director Change of Position - The Committee shall review and make recommendations to the Board regarding the continued service of a Director in the event (i) an employee Director’s employment with the Company is terminated for any reason or (ii) a non-employee Director changes his/her primary job responsibility or primary employer since the time such Director was most recently elected to the Board. In this regard, the Committee may consider the establishment of procedures for retirement or resignation of Directors under such circumstances.

•	Stockholder Communications, Proposals and Nominations - The Committee shall, if deemed advisable, establish a process for reviewing and considering stockholder communications, and proposals submitted by stockholders that relate to corporate governance matters, including stockholder nominations for directors and/or stockholder suggestions for director nomination. The Committee shall review and make recommendations to the Board regarding any such proposal, nomination or suggestion for nomination. If the Committee establishes a process for reviewing and considering stockholder communications, such process shall be submitted for approval by a majority of the independent directors of the Company.

•	Procedures for Handling Complaints - The Committee shall oversee, and, if deemed advisable, develop procedures for handling the receipt, retention and treatment of complaints received by the Company (whether initiated by employees of the Company or outside third parties) with respect to legal and regulatory compliance matters.

•	Qualified Legal Compliance Committee - The Committee shall act as the Company’s Qualified Legal Compliance Committee within the meaning of 17 CFR Part 205.2(k).

MEETINGS

The Committee will hold at least one regular meeting per year and additional regular or special meetings as its members deem necessary or appropriate. Meetings may be called by the Chairman of the Committee or the Chairman of the Board.

MINUTES AND REPORTS

Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board. In addition, the Chairman of the Committee or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

Tarpon Coast Bancorp, Inc.
Appendix B

Audit Committee Pre-Approval Policy
(Originally adopted September 2003)

     I. STATEMENT OF PRINCIPALS

     The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

     The appendices to this Policy describe the Audit, Audit-related, Tax and All other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

     II. DELEGATION

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     III. AUDIT SERVICES

     The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

     In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee.

     IV. AUDIT-RELATED SERVICES

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee.

     V. TAX SERVICES

     The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C must be separately pre-approved by the Audit Committee.

     VI. ALL OTHER SERVICES

     The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services not listed in Appendix D must be separately pre-approved by the Audit Committee.

     A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

     VII. PRE-APPROVAL FEE LEVELS

     Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

     VIII. SUPPORTING DOCUMENTATION

     With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit committee, regarding the specific services to be provided.

     IX. PROCEDURES

     Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is

PROXY CARD

REVOCABLE PROXY

TARPON COAST BANCORP, INC.

     PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2004.

     The undersigned hereby appoints George E. Cline III and Michael T. Ezzell, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of Tarpon Coast Bancorp, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Best Western Waterfront Hotel; 300 Retta Esplanade, Punta Gorda, Florida, on Monday, April 26, 2004, at 5:00 P.M., and at any adjournment thereof.

     SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE THREE DIRECTORS LISTED BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS

FOR	AGAINST	ABSTAIN
☐	☐	☐	James C. Brown
☐	☐	☐	Gina D. Hahn
☐	☐	☐	Larry A. Tenbusch

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SHARES

DATED April ___, 2004

Signature

Signature if held jointly

Please print or type your name

☐ Please mark here if you intend to attend the 2004 Annual Meeting of Shareholders. consistent with the SEC’s rules on auditor independence.